    As filed with the Securities and Exchange Commission on April 30, 1997.
                                                          File No. 811-2631


   --------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT   /X/
                                    OF 1940


                                AMENDMENT No. 20


                         CHESTNUT STREET EXCHANGE FUND
                         -----------------------------
               (Exact Name of Registrant as Specified in Charter)

                        400 Bellevue Parkway, Suite 100
                           Wilmington, Delaware 19809
                           --------------------------
                    (Address of Principal Executive Offices)

                 Registrant's Telephone Number: (302) 792-2555

                                Edward J. Roach
                        400 Bellevue Parkway, Suite 100
                           Wilmington, Delaware 19809
                           --------------------------
                    (Name and Address of Agent for Service)

                                    Copy to:

                           Vernon Stanton, Jr., Esq.
                             Drinker Biddle & Reath
                      Philadelphia National Bank Building
                              1345 Chestnut Street
                     Philadelphia, Pennsylvania 19107-3496

                             CONTENTS OF FORM N-1A


                                                                                                                   Page No.
                                                                                                                   -------
PART A.   INFORMATION REQUIRED IN A PROSPECTUS                                                                           1
          Item 1.    Cover Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 2.    Synopsis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 3.    Condensed Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 4.    General Description of Registrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          Item 5.    Management of the Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
          Item 5A.   Management's Discussion of Fund  Performance   . . . . . . . . . . . . . . . . . . . . . . . . .    8
          Item 6.    Capital Stock and Other Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
          Item 7.    Purchase of Securities Being Offered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
          Item 8.    Redemption or Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
          Item 9.    Pending Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

PART B.   STATEMENT OF ADDITIONAL INFORMATION                                                                           14
          Item 10.   Cover Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 11.   Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 12.   General Information and History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 13.   Investment Objective and Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 14.   Management of the Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
          Item 15.   Control Persons and Principal Holders
                     of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
          Item 16.   Investment Advisory and Other
                        Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
          Item 17.   Brokerage Allocation and Other
                        Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
          Item 18.   Capital Stock and Other Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          Item 19.   Purchase, Redemption, and Pricing of
                        Securities Being Offered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          Item 20.   Tax Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
          Item 21.   Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          Item 22.   Calculation of Performance Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
          Item 23.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

PART C.   OTHER INFORMATION                                                                                            C-1
          Item 24.   Financial Statements and Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-1
          Item 25.   Persons Controlled by or under Common Control with Registrant  . . . . . . . . . . . . . . . .    C-3
          Item 26.   Number of Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-3
          Item 27.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-3
          Item 28.   Business and Other Connections of Investment Adviser . . . . . . . . . . . . . . . . . . . . .    C-3
          Item 29.   Principal Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-9
          Item 30.   Location of Accounts and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-9
          Item 31.   Management Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-9

SIGNATURE                                                                                                             C-10

PART A.          INFORMATION REQUIRED IN A PROSPECTUS

Item 1.          Cover Page

                 Inapplicable.

Item 2.          Synopsis

                 Inapplicable.

Item 3.          Condensed Financial Information

                 Inapplicable.

Item 4.          General Description of Registrant

                  (i) Registrant is a limited partnership organized as of March 23, 1976 under The Uniform Limited Partnership Act of California. Registrant is an open-end diversified management investment company.

                 (ii) Registrant's investment objectives are to seek long-term growth of capital and, secondarily, current income. Registrant will invest in a portfolio of common stocks and securities convertible into common stocks of issuers included in the "List of Representative Companies" on pages 10 to 12 of Post- Effective Amendment No. 1 to Registrant's Registration Statement on Form S-5 filed under the Securities Act of 1933 on October 28, 1976, which is incorporated herein by reference, and of other issuers of comparable quality. Registrant may also invest in other types of securities for temporary or defensive purposes, including preferred stocks, investment grade bonds and money market obligations such as U.S. Government securities, certificates of deposit and commercial paper.

                             Up to 10% of the value of Registrant's total assets may be invested in securities which are subject to legal or contractual restrictions on resale and which Registrant reasonably believes will be saleable after a two year holding period pursuant to Rule 144 under the Securities Act of 1933.

                             The Registrant may write exchange-traded covered call options on portfolio securities up to 25% of the value of its assets and may loan portfolio securities as permitted under subpart (8) of this
                             Item 4(ii). The Registrant will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than deliver portfolio securities upon exercise of the option. The extent to which the Registrant may be able to write such options will depend in part on state securities regulations as amended from time to time.

                             The investment objectives stated above may be changed by the Board of Managing General Partners without the approval of a majority of Registrant's outstanding voting securities.

                             Registrant's fundamental policies which may not be changed without the approval of a majority of Registrant's outstanding voting securities are as follows:

                             (1)     Registrant will not issue any senior
                                     securities (as defined in the Investment
                                     Company Act of 1940).

                             (2) Registrant will not purchase securities on margin or sell any securities short. Registrant will not purchase or write puts, calls, straddles or spreads with respect to any security except that (i) Registrant may write call options on securities constituting not more than 25% of the value of its assets if the option is listed on a national securities exchange and, at all times while the option is outstanding, Registrant owns the securities against which the option is written or owns securities convertible into such securities, and (ii) Registrant may purchase call options in closing purchase transactions to liquidate its position as an option writer.

                             (3) Registrant will not borrow money except from banks in amounts which in the aggregate do not exceed 10% of the value of its assets at the time of borrowing. This borrowing provision is not for purposes of leverage but is intended to facilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests, and to pay subscription fees due with respect to the exchange without having to sell portfolio securities. Securities may be purchased for Registrant's portfolio while borrowings are outstanding.

                             (4) Registrant will not act as an underwriter (except as it may be deemed such in a sale of restricted securities owned by it).

                             (5) It is not the policy of Registrant to concentrate its investments in any particular industry, but if it is deemed advisable in light of Registrant's investment objectives, up to 25% of the value of its assets may be invested in any one industry. Registrant will not be required to reduce holdings in a particular industry if, solely as a result of price changes, the value of such holdings exceeds 25% of the value of Registrant's total assets.

                             (6) Registrant will not purchase or sell real estate or real estate mortgage loans.

                             (7)     Registrant will not purchase or sell
                                     commodities or commodity contracts.

                             (8)     Registrant will not make loans except by
                                     (i) the purchase of debt securities in
                                     accordance with its investment objectives and (ii) the loaning of securities against collateral consisting of cash or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which is equal at all times to at least 100% of the value of the securities loaned. Registrant will lend portfolio securities only when its investment adviser believes that the net return to Registrant in consideration of the loan is reasonable, that any fee paid for placing the loan is reasonable and based solely upon services rendered, that the loan is consistent with Registrant's investment objectives, and that no affiliate of Registrant or of its investment adviser is involved in the lending transaction or is receiving any fees in connection therewith. Registrant will not have the right to vote securities loaned, but will have the right to terminate such a loan at any time and receive back equivalent securities and to receive amounts equivalent to all dividends and interest paid on the securities loaned.

                             (9)     Registrant will not:

                                     (A)      Mortgage, pledge or hypothecate
                                              its assets except to secure
                                              borrowings described in Item
                                              4(ii)(3) and in amounts not
                                              exceeding 10% of the value of its
                                              assets.

                                     (B)      Invest more than 5% of its assets
                                              at the time of purchase in the
                                              securities of any one issuer
                                              (exclusive of securities issued
                                              or guaranteed by the U.S.
                                              Government, its agencies or
                                              instrumentalities).

                                     (C)      Purchase securities if such
                                              purchase would result in its
                                              owning more than 10% of the
                                              outstanding voting securities of
                                              any one issuer at the time of
                                              purchase.

                                     (D)      Invest in securities of companies
                                              which have a record, together
                                              with their predecessors, of less
                                              than five years of continuous
                                              operation.

                                     (E)      Purchase or hold securities of
                                              any company if, to its knowledge,
                                              those General Partners of
                                              Registrant and those directors
                                              and officers above the level of
                                              Senior Vice President of its
                                              investment adviser beneficially
                                              owning more than 1/2 of 1% of the
                                              securities of that company,
                                              together own beneficially more
                                              than 5% of the securities of such
                                              company taken at market value.

                                     (F)      Purchase the securities of other
                                              investment companies except that
                                              Registrant has accepted for
                                              exchange shares of common stock
                                              of Coca-Cola International
                                              Corporation in accordance with
                                              the limitations imposed by the
                                              Investment Company Act of 1940.

                                     (G)      Purchase oil, gas or other
                                              mineral leases or partnership
                                              interests in oil,
                                              gas or other mineral exploration
                                              programs.

                                     (H)      Knowingly purchase or otherwise
                                              acquire any equity or debt
                                              securities which are subject to
                                              legal or contractual restrictions
                                              on resale if, as a result
                                              thereof, more than 10% of the
                                              value of its assets would be
                                              invested in such securities.

                                     (I)      Invest in companies for the
                                              purpose of exercising control or
                                              management.

                                     Any investment policy or restriction in
                                     these Items (1)-(9) which involves a
                                     maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

                             Registrant's investment policies which are not deemed fundamental and may be changed without shareholder approval are as follows:

                             Registrant does not intend to engage in any significant degree in short-term trading. Portfolio turnover is not expected to exceed 15%, although Registrant reserves the right to exceed this turnover rate. The tax consequences of a sale of portfolio securities will be considered prior to a sale, but sales will be effected when the investment adviser believes a sale would be in the best interests of Registrant's shareholders even though capital gains will be realized.

                             Registrant will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than by delivering portfolio securities upon exercise of the option.

                                         *     *     *

                             Limited Partners generally are not personally liable for liabilities of the Fund. However, if the Fund were unable to pay its liabilities, recipients of distributions from the Fund could be liable to creditors of the Fund to the extent of such distributions, plus interest.

                             A Limited Partner has no right to take any part in the control of the Partnership business, and the exercise of such control would subject a Limited Partner to the personal liability of a General Partner for obligations of the Fund. Although no absolute assurance can be given due to the lack of specific statutory authority and the fact that there are no authoritative judicial decisions on the matter, the Fund received an opinion from California Counsel that the existence and exercise by the Limited Partners of the voting rights provided for in the Partnership Agreement do not subject the Limited Partners to liability as general partners under the California Act. It is possible, however, that the existence or exercise of such rights, might subject the Limited Partners to such liability under the laws of another state. In the event that a Limited Partner should be found to be liable as a general partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund.

                             The net asset value of the Shares on redemption or repurchase may be more or less than the initial offering price of the Shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

Item 5.             Management of the Fund


                    (a) The business and affairs of the Fund are managed by its three Managing General Partners. Their addresses and principal occupations for the past five years are stated at Item 14.



                    (b)(i) Registrant's investment advisers are PNC Bank, National Association ("PNC Bank") which has banking offices at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101 and PNC Institutional Management Corporation ("PIMC"), located at 400 Bellevue Parkway, Wilmington, Delaware 19809. PNC Bank and its predecessors have been in the business of managing the investments of fiduciary and other accounts in the Philadelphia area since 1847. Investment advisory services are provided to the Registrant by PNC Bank through its Trust Division. PIMC was organized by PNC Bank in June 1977 to perform investment advisory services for Registrant and certain other regulated investment companies advised by PNC Bank.

                          All of the capital stock of PIMC is owned by PNC Bank. All of the capital stock of PNC Bank is owned by PNC Bancorp, Inc. with principal offices in Wilmington, Delaware. All of the capital stock of PNC Bancorp, Inc. is owned by PNC Bank Corp., a publicly held bank holding corporation with principal offices in Pittsburgh, Pennsylvania.


                           (ii) The investment advisers, subject to the authority of the Managing General Partners, are responsible for the overall management of the Fund's business affairs.


                          (iii) For the services provided by PNC Bank and PIMC and the expenses assumed by them under the Advisory Agreement, Registrant has agreed to pay PIMC a fee, computed daily and payable monthly, at the annual rate of 1/2 of 1% of the first $100,000,000 of the Registrant's net assets, plus 4/10ths of 1% of the net assets exceeding $100,000,000. In the Advisory Agreement, PIMC has agreed to pay PNC Bank a monthly fee equal to 75% of each month's advisory fee paid by Registrant to PIMC under the agreement, adjusted quarterly to assure that PIMC has income before taxes from all sources of at least $22,500 during each quarter. The fee paid by PIMC to PNC Bank does not affect the amount of the advisory fee payable by Registrant. For the fiscal year ended December 31, 1996, the Fund paid $1,194,793, or approximately .44% of its average net assets, to PIMC.


                    (c)   Since January 1996, Mary Elizabeth C. Pfeil and
                          Robert K. Urquhart have been primarily responsible for the day-to-day management of the Fund's portfolio. Prior to joining PNC Equity Advisors Company in 1993, Ms. Pfeil was a member of the Equity Research Group of PNC Asset Management Group (then named PNC Investment Management and Research) where she covered the energy and housing-related industries. From 1990 to 1992, she was employed by Wellington Management Company as a generalist equity researcher. Prior to 1990, Ms. Pfeil worked first as a commercial lender and later as an equity analyst for PNC Bank. She is a member of the Financial Analysts of Philadelphia and is a Chartered Financial Analyst.

                          Prior to joining PNC in 1995, Mr. Urquhart was the Chief Investment Officer at Cole Financial Group and a partner at RCM Capital Management. He was also employed by J.P. Morgan Investments, Inc. and Sanford
                          C. Bernstein & Co. Inc.

                    (d)   Inapplicable.

                    (e) The Fund's transfer agent and dividend disbursing agent is PFPC Inc. ("PFPC"). Its principal business address is 400 Bellevue Parkway, Wilmington, DE 19809.

                    (f) For fiscal year ended December 31, 1996, the Fund's expenses totalled $1,394,001, or approximately .51% of its average net assets.


                    (g)   Inapplicable.

Item 5A.            Management's Discussion of Fund Performance

                    Inapplicable.

Item 6.             Capital Stock and Other Securities

                    (a) Registrant has one class of partnership interest, no par value ("Shares"). All Shares are entitled to participate equally in distributions declared by the Board of Managing General Partners. Each full Share entitles the record holder thereof, other than the Non-Managing General Partner, to one full vote, and each fractional Share to a fractional vote, on all matters submitted to the shareholders. The Partnership Agreement provides that the Non-Managing General Partner shall take no part in the management, conduct or operation of the Fund's business and shall not have the right to vote its Shares. Shareholders are not entitled to cumulative voting in elections for General Partners. Each Share has equal liquidation rights. There are no pre-emptive rights or conversion rights.

                               Registrant is a limited partnership formed under The Uniform Limited Partnership Act of California. Limited Partners generally are not personally liable for liabilities of Registrant. However, if Registrant were unable to pay its liabilities, recipients of distributions from Registrant could be liable to certain creditors of Registrant to the extent of such distributions, plus interest. Registrant believes that, because of the nature of Registrant's business, the assets and insurance of Registrant and of the General Partners, and Registrant's ability to contract with third parties to prevent recourse by the party against a Limited Partner, it is unlikely that Limited Partners will receive distributions which have to be returned or that they will be subject to liability as General Partners. In the event that a Limited

                             Partner should be found to be liable as a General Partner, then, to the extent the assets and insurance of Registrant and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against Registrant.

                    (b)      Inapplicable.

                    (c) The rights of the holders of Shares may not be modified otherwise than by the vote of a majority of outstanding shares, but "outstanding shares" for this purpose excludes those shares held by the non- voting Non-Managing General Partner.

                    (d)      Inapplicable.

                    (e) Shareholder inquiries should be made to the Fund, 400 Bellevue Parkway, Suite 100, Wilmington, Delaware 19809, telephone (302) 792-2555.


                    (f) Registrant's Dividend/Distribution Policy Through December 31, 1997:



                             Through December 31, 1997, the Registrant intends to distribute from its net investment income such amounts as the Managing General Partners determine after the end of each of the first three quarters of the year (currently such distributions are at the rate of $.65 per share), and the remainder of its net investment income at the end of the year. During this period, the Registrant also intends, consistent with its past practice, to distribute approximately 30% of its net long-term capital gains for the year.



                             Registrant's Dividend/Distribution Policy Beginning on January 1, 1998:



                             Effective January 1, 1998, the Registrant will be deemed a corporation, rather than a partnership, for federal tax purposes. In connection with this change in its federal tax status, the Registrant will elect to be taxed as a regulated investment company ("RIC"). To qualify as a RIC under the Internal Revenue Code (the "Code"), the Registrant will be required to meet certain income, diversification and distribution requirements. For example, to qualify as a RIC, the Registrant must pay as dividends each year at least 90% of its investment company income which includes, but is not limited to, taxable interest, dividends and short-term capital gains less expenses. Therefore, the Registrant intends to continue its historic policy of quarterly dividends with total distributions for each year equal to 100% of its net investment income. However, as a RIC, the Registrant intends to retain all of its net long-term capital gains.



                             See Item 6(g) for more information on the tax consequences to Partners of an investment in the Registrant.


                             All distributions by the Registrant, whether before or after it elects to be taxed as a RIC, will be made in cash except to those shareholders who elect to receive distributions in additional Shares computed at their net asset value as of the record date for the distribution. In the discretion of the Managing General Partners, the amount of income distributions for the first three quarters may be changed and may be made at other times. Investors who elect to participate in the Registrant's Systematic Withdrawal Plan will receive quarterly in cash as a partial redemption of their Shares up to 3/4 of 1% of the net asset value of their Shares determined as of the last trading day of each calendar quarter.



                    (g) Tax Consequences to Partners Invested in the Registrant Through December 31, 1997:



                             The Registrant's classification as a partnership for federal income tax purposes is expected to continue through December 31, 1997. As a partnership, the Registrant itself does not pay any federal income or capital gains tax. Instead, each partner is required, in determining his own federal income tax liability, to take into account his allocable share of each item of Registrant's income, gain, loss, deduction and credit (whether or not distributed to him) for the taxable year of the Registrant ending within or with his taxable year.



                               While classified as a partnership for federal income tax purposes, distributions by the Registrant, whether received in additional shares of partnership interest ("Shares") or cash, generally will not be taxable to a partner. Instead, as previously described, each partner will take into account in determining his federal income tax liability his allocable share of Registrant's income, gain, loss, deduction and credit. In the event that distributions to a partner exceed his basis for his aggregate partnership interest immediately prior to the distribution, the partner would recognize a capital gain in the amount of such excess. Such event is unlikely since distributions normally will be made from his allocable share of items of net income and capital gains which had the initial effect of increasing his aggregate basis. A cash distribution will reduce the aggregate basis for all of a partner's Shares (but not below zero) by the amount of the distribution.
                               If the distribution is taken in the form of additional Shares, a partner's aggregate basis, as increased by his share of the income and gain, will remain unchanged. It is not contemplated that any distributions will be made in portfolio securities.



                               Tax Consequences to Partners Invested in the
                               Registrant Beginning on January 1, 1998:



                               Under the publicly traded partnership Rules of the Code, the Registrant will be treated as a corporation for federal income tax purposes beginning January 1, 1998. However, the Registrant intends to qualify as a RIC under the Code. The Code's RIC provisions provide pass-through treatment of taxable income similar to that provided under the Code's partnership rules. Therefore, to the extent that the Registrant's earnings are distributed to its partners as required by the RIC provisions of the Code, the Registrant itself will not be required to pay federal income tax.



                               Distributions of net investment income by the Registrant as a RIC will be treated as ordinary income in determining a partner's gross income for tax purposes, whether the partner receives these dividends in cash or Shares. As stated in
                               Item 6(g), the Registrant intends to retain all of its net realized long-term capital gains as a RIC and pay the tax on the gain at the required corporate rate. Each partner will be required to report his allocable portion of the Registrant's gain, but each partner will also receive a tax credit for his allocable portion of the tax paid by the Registrant. As a result, each partner should receive a federal income tax benefit equal to the difference between the corporate tax rate and the individual tax rate on long-term capital gains. In addition, any retained capital gains, net of tax, would generally increase a partner's investment (and tax basis) in the Registrant. Registrant will inform each Partner as to the amount and nature of such income or gains.



                               Each partner should consult with his tax adviser with specific references to his own tax situation.



                               See Item 20 for additional background information on the Registrant's current and future federal income tax status.

Item 7.             Purchase of Securities Being Offered

                    (a)        Inapplicable.

                    (b)        Inapplicable.

                    (c) Investors who have not exchanged restricted securities for Shares or received certificates for their Shares may, by notice in writing to the transfer agent, elect to participate in the Systematic Withdrawal Plan (the "Plan"). Participants in the Plan will receive quarterly in cash as a partial redemption of their Shares up to 3/4 of 1% of the net asset value of their Shares as of the close of trading on the New York Stock Exchange on the last trading day of each calendar quarter. Registrant does not intend to impose a charge upon investors for participating in the Plan. Participants may withdraw from the Plan at any time by written notice to the transfer agent.

                    (d)        Inapplicable.

                    (e)        Inapplicable.

                    (f)        Inapplicable.

Item 8.             Redemption or Repurchase

                    (a) Shares may be redeemed at the option of the investor at any time without charge at their net asset value next computed after receipt by PFPC of a written request for redemption setting forth the name of the Registrant and the investor's account number. The request must be accompanied by certificates (if issued) or if certificates have not been issued, by stock powers. The certificate or stock powers must be endorsed by the record owner(s) exactly as the Shares are registered and the signature(s) must be guaranteed by a commercial bank or trust company or member of a registered national securities exchange. The Registrant reserves the right to require that additional documents be furnished in the case of redemptions by other than the registered owner of the Shares.

                               Except to the extent Shares are redeemed for cash pursuant to the Systematic Withdrawal Plan, Registrant intends to distribute upon redemption securities in kind valued at the same value used for purposes of next determining Registrant's net asset value after the receipt of the request for redemption in proper form. Registrant may in its discretion pay part or all of redemption proceeds in cash.

                               The proceeds of redemption will be paid as soon as possible but not later than seven days after the request for redemption is received with the required documentation. The Registrant may suspend the right of redemption or delay payment during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); when trading on that exchange is restricted or an emergency exists which makes disposal or valuation of portfolio securities impracticable; or during such other period as the Securities and Exchange Commission may by order permit.

                               The net asset value of the Shares on redemption or repurchase may be more or less than the initial offering price of the Shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

                    (b)        Inapplicable.

                    (c)        Inapplicable.

                    (d)        Inapplicable.

Item 9.             Pending Legal Proceedings

                    Inapplicable.

PART B.             STATEMENT OF ADDITIONAL INFORMATION

Item 10.            Cover Page

                    Inapplicable.

Item 11.            Table of Contents                                                                          Page No.
                    -----------------                                                                          -------
                    General Information and History   . . . . . . . . . . . . . . . . . . . . . . . . .           14
                    Investment Objectives and Policies  . . . . . . . . . . . . . . . . . . . . . . . .           14
                    Management of the Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14
                    Control Persons and Principal Holders
                      of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
                    Investment Advisory and Other Services  . . . . . . . . . . . . . . . . . . . . . .           18
                    Brokerage Allocation and Other Practices  . . . . . . . . . . . . . . . . . . . . .           20
                    Capital Stock and Other Securities  . . . . . . . . . . . . . . . . . . . . . . . .           21
                    Purchase, Redemption and Pricing of
                      Securities Being Offered  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21
                    Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           22
                    Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24
                    Calculation of Performance Data   . . . . . . . . . . . . . . . . . . . . . . . . .           24
                    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24

Item 12.            General Information and History

                    Inapplicable.

Item 13.            Investment Objective and Policies

                    (a)        See Item 4(ii).
                    (b)        See Item 4(ii).
                    (c)        See Item 4(ii).

                    (d) For the fiscal years ended December 31, 1996 and 1995, Registrant's portfolio turnover rates were 3.92% and 0%, respectively.


Item 14.            Management of the Fund

                    (a)        Managing General Partners and officers of the
                               Fund:

                                                                            Principal Occupations
                                                   Position with            During Past 5 Years and
Name and Address                    Age            with Registrant          and Current Affiliations
----------------                    ----           ---------------          ------------------------
Robert R. Fortune                   80             President and            Financial Consultant; Former Chairman,
2920 Ritter Lane                                   Chairman of the          President and Chief Executive
Allentown, PA  18104                               Managing General         Officer, Associated Electric &
                                                   Partners                 Gas Insurance Services Limited from 1984 to 1993; Member
                                                                            of the Financial Executives Institute and American
                                                                            Institute of Certified Pubic Accountants; Director,
                                                                            Trustee or Managing General Partner of 4 other
                                                                            investment companies advised by PIMC; Director,
                                                                            Prudential Utility Fund, Inc.
                                                                            and Prudential Structured Maturity
                                                                            Fund, Inc.

G. Willing Pepper                   88             Managing                 Retired; Chairman of the Board,
128 Springton Lake Rd.                             General                  Specialty Composites Corporation
Media, PA  19063                                   Partner                  until May 1984; Chairman of the Board, The Institute for
                                                                            Cancer Research until 1979; Director, Philadelphia
                                                                            National Bank until 1978; President, Scott Paper
                                                                            Company, 1971-1973; Director, Marmon Group, Inc. until
                                                                            April 1986; Director, Trustee or Managing General
                                                                            Partner of 5 other investment companies advised by
                                                                            PIMC.

David R. Wilmerding, Jr.            60             Managing                 President, Gee Wilmerding
Gee Wilmerding & Associates                        General                  & Associates
Aldwyn Center                                      Partner                  (investment  advisers) since February 1989; Director,
Villanova, PA  19085                                                        Beaver Management Corporation; Until September 1988,
                                                                            President, Treasurer and Trustee, The Mutual Assurance
                                                                            Company; Until September 1988, Chairman, President,
                                                                            Treasurer and Director, The Green Tree Insurance Company
                                                                            (a wholly-owned subsidiary of The Mutual Assurance
                                                                            Company); Until September 1988, Director, Keystone State
                                                                            Life Insurance Company; Director or Trustee

                                                                            Principal Occupations
                                                   Position with            During Past 5 Years and
Name and Address                    Age            with Registrant          and Current Affiliations
----------------                    ----           ---------------          ------------------------
                                                                            of 2 other investment companies advised by PIMC.

Edward J. Roach                     72             Treasurer                Certified Public Accountant; Partner
400 Bellevue Parkway                                                        of the accounting firm of Main
Suite 100                                                                   Hurdman until 1981; Vice
Wilmington, DE  19809                                                       Chairman of the Board, Fox Chase Cancer Center;
                                                                            Trustee Emeritus, Pennsylvania
                                                                            School for the Deaf; Trustee Emeritus, Immaculata
                                                                            College; Former Director, Biotrol USA, Inc.; President,
                                                                            Vice-President and/or Treasurer of 7 other
                                                                            investment companies advised by PIMC; Director, The
                                                                            Bradford Funds, Inc.

Morgan R. Jones                     57             Secretary                Partner of the law firm of
PNB Building                                                                Drinker Biddle & Reath,
1345 Chestnut Street                                                        Philadelphia, Pennsylvania.
Philadelphia, PA  19107-3496



     (b)         See item (a) above.

     (c) The Registrant pays Managing General Partners $6,000 annually, and pays the Chairman an additional $4,000 annually. The following table provides information concerning the compensation of each of the Registrant's Managing General Partners for services rendered during the Company's last fiscal year ended December 31, 1996:



                                  Aggregate             Pension or Retirement   Estimated Annual   Total Compensation
Name of Person/                   Compensation          Benefits Accrued as     Benefits Upon      from Registrant and
Position                          From Registrant       Part of Fund Expenses   Retirement         Fund Complex (1)
---------------                   ---------------       ---------------------   ----------------   --------------------
Robert R. Fortune                $10,000                None                    None               (4)(2) $67,100
President and Chairman
of the Managing General
Partners

G. Willing Pepper                $ 6,000                None                    None               (5)(2) $97,100
Managing General Partner

David R. Wilmerding, Jr.         $ 6,000                None                    None               (2)(2) $63,350
Managing General Partner

R. Stewart Rauch                 $ 6,000                None                    None               (1)(2) $12,000
Managing General Partner






-----------------------

     (1) A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies.

     (2)        Total number of such other investment
                companies within the Fund Complex of which the managing general partner serves as director, trustee or managing general partner.


     (3)        Mr. Rauch resigned as a Managing General
                Partner of the Registrant on February 27, 1997.

Item 15.  Control Persons and Principal Holders of Securities

          (a)         Inapplicable.

          (b)         Inapplicable.


          (c) As of April 2, 1997, all officers and Managing General Partners of Registrant as a group beneficially owned less than 1% of the Registrant's outstanding equity securities.


Item 16.  Investment Advisory and Other Services


          (a) All of the capital stock of PIMC is owned by PNC Bank. All of the capital stock of PNC Bank is owned by PNC Bancorp, Inc., with principal offices in Wilmington, Delaware. All of the capital stock of PNC Bancorp, Inc. is owned by PNC Bank Corp., a publicly held bank holding corporation with principal offices in Pittsburgh, Pennsylvania. The Registrant paid $878,636, $1,021,188 and $1,194,793 for investment advisory services for the years ended December 31, 1994, 1995 and 1996, respectively. The method of computing the advisory fee payable by the Registrant is determined as in Item 5(b)(iii) above.


          (b) Subject to the supervision of Registrant's Managing General Partners, PIMC manages the Registrant's portfolio and is responsible for, makes decisions with respect to, and places orders for, all purchases and sales of the Registrant's portfolio securities. PIMC is also required to compute the Registrant's net asset value and net income.

                      The Advisory Agreement also provides that, subject to the supervision of the Registrant's Managing General Partners and without additional charge to Registrant, PNC Bank will, through its Trust Division and on behalf of
                      Registrant: (i) provide PIMC investment research and credit analysis concerning prospective and existing investments of the Registrant, (ii) make recommendations to PIMC with respect to the Registrant's continuous investment program, (iii) make recommendations to PIMC regarding the amount of the Registrant's assets to be invested or held uninvested in cash or cash equivalents,
                      (iv)
                      supply PIMC with computer facilities and operating personnel, (v) provide PIMC with such statistical services as PIMC may reasonably request, and (vi) maintain or cause PIMC to maintain Registrant's financial accounts and records.

                      PNC Bank has agreed that unless and until two years' prior notice has been given to Registrant and Registrant has chosen a successor non-Managing General Partner, PNC Bank will provide to Registrant a Non-Managing General Partner, who (i) will own at all times at least 1% of the Registrant's outstanding Shares, (ii) will continue to stand for re-election as a Non-Managing General Partner, and (iii) will not withdraw as Non- Managing General Partner. PNC Bank has agreed to provide such a Non-Managing General Partner as a result of the tax ruling received by Registrant which conditions the Registrant's classification as a partnership for federal income tax purposes upon the Registrant's General partners maintaining in the aggregate an interest of at least 1% in each material item of the Registrant's income, gain, loss, deduction and credit. Pursuant to an agreement dated October 22, 1976 between PNC Bank and The Sandridge Corporation ("Sandridge"), Sandridge has agreed that unless and until two years' notice is given and Registrant has chosen a successor Non-Managing General Partner, it will act as the Registrant's Non-Managing General Partner in the manner described above. In consideration thereof, PNC Bank has agreed to pay Sandridge during the period it acts as the Registrant's Non-Managing General Partner a fee, computed daily and payable monthly, at the annual rate of 1/10 of 1% of the Registrant's net assets.

                      PNC Bank and PIMC have agreed to bear all expenses incurred by them in connection with their activities other than the cost of securities (including brokerage commissions, if any) purchased for Registrant.

     (c)              Inapplicable.

     (d)              Inapplicable.

          (e)         Inapplicable.

          (f)         Inapplicable.

          (g)         Inapplicable.

          (h) The custodian of Registrant's portfolio securities is the Wilmington Trust Company, located at Wilmington Trust Center, Rodney Square North, Wilmington, Delaware 19890. The custodian has agreed to provide certain services as depository and custodian for the Registrant.
                      Registrant's independent accountants are Coopers & Lybrand L.L.P., located at 2400 Eleven Penn Center, Philadelphia, Pennsylvania 19103. The following is a general description of the services performed by Coopers & Lybrand L.L.P.: auditing and reporting upon financial statements; reviewing semi-annual report; and reporting on internal control structure for inclusion in Form N-SAR.

          (i)         Inapplicable.


Item 17.  Brokerage Allocation and Other Practices


          (a) Registrant effects transactions in portfolio securities through brokers and dealers. Registrant paid aggregate brokerage commissions of $9,569, $0 and $19,505 for the years ended December 31, 1994, 1995 and 1996, respectively.


          (b)         Inapplicable.

          (c) In placing orders with brokers and dealers for purchases and sales of securities, PIMC attempts to obtain the best net price and the most favorable execution of its orders. In seeking best execution, PIMC uses its best judgment to evaluate the terms of a transaction, giving consideration to all relevant factors including the nature of the transaction and of the markets for the security, the financial condition and execution and settlement capabilities of the broker-dealer, and the reasonableness of any brokerage commission. Where the terms of a transaction are comparable, PIMC may give consideration to firms which supply investment research, statis-tical and other services to Registrant or to PNC Bank, although there are no agreements to that effect with any such firm. Research and statistical material furnished by brokers without cost to PNC Bank and PIMC may tend to benefit the Fund or other clients of PNC Bank and PIMC by improving the quality of advice given.

              (d)     Inapplicable.

              (e)     Inapplicable.


Item 18.      Capital Stock and Other Securities

              (a)     Inapplicable.

              (b)     Inapplicable.


Item 19.      Purchase, Redemption, and Pricing of Securities
              Being Offered

              (a)     Inapplicable.

              (b) Net asset value per share for purposes of redemptions Shares is determined by PIMC as of the close of business on each day (other than a day during which no Shares are tendered for redemption and no order to sell Shares is received by the Registrant) in which there is a sufficient degree of trading in the Registrant's portfolio securities that the current net asset value of the Registrant's Shares might be materially affected by changes in the value of the portfolio securities. The net asset value per share is computed by taking the total value of all assets of Registrant less its liabilities and dividing by the number of Shares outstanding. Securities for which market quotations are readily available are valued at their current market value in the principal market in which such securities are normally traded. These values are normally determined by (i) the last sales price, if the principal market is on the New York Stock Exchange or other securities exchange (or the closing bid price, if there has been no sales on such exchange on that day), or (ii) the most recent bid price, if the principal market is other than an exchange. Securities and other assets for which market quotations are not readily available (including restricted securities) are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Managing General Partners. With respect to call options written on portfolio securities, the amount of the premium received is treated as an asset and amortized over the life of the option, and the price of an option to purchase identical securities upon the same terms and conditions is treated as a liability marked to the market daily. The price of options are normally determined by the last sales price on the principal exchange on which such options are normally traded (or the closing asked price if there has been no sales on such exchange on that day).

          (c)         Inapplicable.


Item 20.  Tax Status

          In 1976, the Registrant received a ruling from the Internal Revenue Service that for federal income tax purposes the Registrant will be classified as a partnership and not as an association taxable as a corporation. Such ruling is based upon the accuracy of certain representations and the satisfaction of certain conditions throughout the existence of the Registrant. If the Registrant fails (or is unable) to comply with any required representations made by it in obtaining the ruling or if any conditions of the ruling are not satisfied, the ruling may become inapplicable retroactively to the date of its issuance, and the Registrant may be treated as an association for federal income tax purposes. If the Registrant were treated as an association, it would be taxable as a corporation paying corporate income tax on its income; its partners would be treated as shareholders thereof; and distributions of income to partners would be taxed to them as dividends.

          The ruling that the Registrant will be treated as a partnership for federal income tax purposes is conditioned upon the General Partners maintaining in the aggregate an interest of at least 1% in each material item of partnership income, gain, loss, deduction and credit. The General Partners met this requirement initially by investing in the aggregate as General Partners not less than 1% of the Fund's total capital outstanding. Substantially all of such investment has been made by The Sandridge Corporation, the Non-Managing General Partner. To ensure continued satisfaction of this requirement, the Registrant's investment adviser, PNC Bank, has agreed that unless and until two years' prior notice has been given to the Registrant and the Registrant has chosen a successor Non-Managing General Partner, it will provide the Registrant a Non-Managing General Partner who (i) will own at least 1% of the Registrant's outstanding Shares, (ii) will continue to stand for re-election as the Non- Managing General Partner, and (iii) will not withdraw as the Non-Managing General Partner. No additional Shares of the Registrant may be issued, except in payment of distributions to holders of Shares and in connection with the admission of additional general partners.

     Furthermore, for the Registrant to be treated as a partnership for federal income tax purposes, the Internal Revenue Service requires that its General Partners have and maintain substantial net worth (in excess of their partnership interests) which can be reached by creditors of the Registrant. The meaning of "substantial" in these circumstances has not been defined by Internal Revenue Service tax rulings. While there is no assurance that the Registrant will be able to do so, it will attempt to have at all times General Partners who meet such net worth requirements.


     The Revenue Act of 1987 added section 7704 to the Code. Section 7704, which is also known as the publicly traded partnership rules, provides that a publicly traded partnership is to be treated as a corporation for federal tax purposes. A publicly traded partnership is defined to include any partnership whose interests are (1) traded on an established securities market, or (2) readily tradeable on a secondary market (or the substantial equivalent thereof). A transitional rule postpones the application of section 7704 to a partnership which was a publicly traded partnership on

          December 17, 1987 until its first taxable year beginning after December 31, 1997 provided that the partnership does not add a substantial new line of business. The Registrant is within the definition of a publicly traded partnership and is eligible for the transitional rule.



          In connection with its deemed incorporation for federal income tax purposes on January 1, 1998, the Registrant will elect to be taxed federally as a RIC. This election would permit the Registrant to receive pass through tax treatment similar to that of a regular partnership. In order to qualify as a RIC, the Registrant will have to comply with certain income, diversification and distribution requirements set forth in Subchapter M of the Code. If the Registrant did not elect to be a RIC or failed to meet the RIC requirements of Subchapter M of the Code, it would be taxed as a regular corporation and any distributions to its partners would be taxed as ordinary dividend income to the extent of the Registrant's earnings and profits. See Item 6 for information about the taxation of Registrant's income and capital gains after January 1, 1998.



          Although the Registrant will be deemed a corporation for federal income tax purposes on January 1, 1998 and intends to qualify as a RIC thereafter, the Registrant expects that it will continue to be organized for all other purposes as a California Limited Partnership.


Item 21.  Underwriters

     (a)  Inapplicable.

     (b)  Inapplicable.

     (c)  Inapplicable.

Item 22.  Calculation of Performance Data

     (a)  Inapplicable.

     (b)  Inapplicable.

Item 23.  Financial Statements


          The audited financial statements and related report of Coopers & Lybrand, L.L.P., independent accountants, contained in the annual report to partners for the fiscal year ended December 31, 1996 (the "1996 Annual Report") as filed with the Securities and Exchange Commission on February 25, 1997 are incorporated herein by reference. No other parts of the 1996 Annual Report are incorporated herein by reference. The financial statements included in the 1996 Annual Report have been incorporated herein in reliance upon the report of Coopers & Lybrand, L.L.P. given on the authority of said firm as expert in accounting and auditing. A copy of the 1996 Annual Report may be obtained by writing to the Registrant or by calling (302) 792-2555.

PART C.  OTHER INFORMATION

Item A.  Financial Statements and Exhibits

         B.   Financial Statements:

              1.    Part A:

                    None.

              2.    Part B:


                    The Registrant's December 13, 1996 Annual Report has been filed with the Securities and Exchange Commission and the financial statements included therein are incorporated herein by reference. See Exhibit 24 below.



         C.   Exhibits:


              1.    (a)   Restated Certificate and Agreement of Limited
                          Partnership dated October 22, 1976 filed as Exhibit
                          1(a) to Post-Effective Amendment No. 19 to
                          Registrant's Registration Statement on Form N-1A on
                          April 26, 1996 ("PEA No. 19") is incorporated herein by reference.



                    (b) Amendment to Registrant's Restated Certificate and Agreement of Limited Partnership filed as Exhibit 1(b) to PEA No. 19 is incorporated herein by reference.



                    (c) Certificate of Limited Partnership filed November 14, 1984, and Amendment to Restated Certificate and Agreement of Limited Partnership dated November 12, 1984 filed as Exhibit 1(c) to PEA No. 19 are incorporated herein by reference.



                    (d) Amendment to Restated Certificate of Limited Partnership dated January 4, 1988 is filed as Exhibit 1(d) to PEA No. 19 are incorporated herein by reference.



                    (e) Amendment to Restated Certificate of Limited Partnership dated September 14, 1987 filed as Exhibit 1(e) to PEA No. 19 is incorporated herein by reference.



                    (f) Amendment to Restated Certificate of Limited Partnership dated October 12, 1978 filed as Exhibit 1(f) to PEA No. 19 is incorporated herein by reference.



                    (g) Amendment to Restated Certificate of Limited Partnership dated October 26, 1977 filed as Exhibit 1(g) to PEA No. 19 is incorporated herein by reference.



                    (h) Amendment to Restated Certificate of Limited Partnership dated April 24, 1992 filed as Exhibit 1(h) to PEA No. 19 is incorporated herein by reference.



              2.    (a)   Code of Regulations of Registrant filed as
                          Exhibit 2(a) to PEA No. 19 is incorporated herein by reference.



                    (b) Amendment No. 1 to Registrant's Code of Regulations adopted December 16, 1982 filed as Exhibit 2(b) is incorporated herein by reference.


              3.    Inapplicable.

              4. Specimen certificate for units of partnership interest in Registrant is incorporated herein by reference to Exhibit No. (4)(a)(1) of Amendment No. 2 to Registrant's Registration Statement on Form S-5, filed on September 16, 1976.

              5. Advisory Agreement dated January 19, 1983 filed as Exhibit 5 to PEA No. 19 is incorporated herein by reference.


              6.    Inapplicable.


              7. Fund Office Retirement Profit-Sharing Plan and Adoption Agreement filed as Exhibit 7 to PEA No. 19 is incorporated herein by reference.



              8. Amended and Restated Custodian Agreement dated October 15, 1983 filed as Exhibit 8 to PEA No. 19 is incorporated herein by reference.


              9.    Inapplicable.

              10.   Inapplicable.


              11.   Consent of Independent Accountants.


              12.   Inapplicable.


              13.   (a)   Agreement dated September 15, 1976 relating to Initial
                          Capitalization filed as Exhibit 13(a) to PEA No. 19 is incorporated herein by reference.



                    (b) Amendment No. 1 to Agreement dated September 15, 1976 relating to Initial Capitalization filed as Exhibit 13(b) to PEA No. 19 is incorporated herein by reference.


              14.   Inapplicable.

              15.   Inapplicable.

              16.   Inapplicable.

              17.   Financial Data Schedule of the Registrant as Exhibit 27.

              18.   Inapplicable.


              24. Annual Report for Registrant (No. 811-2631) dated December 31, 1996 is incorporated herein by reference to the Registrant's filing including such Annual Report and filed on February 25, 1997 (Accession No. 0000 893220-000421).

Item 25.      Persons Controlled by or under Common Control with Registrant

              Inapplicable.

Item 26.      Number of Holders of Securities


                        (1)                          (2)
                     Title of               Number of Record Holders
                      Class                   as of March 31, 1997
              Shares of partnership
              interest (no par value)                         328


Item 27.      Indemnification

              The answer to Item 19 of Amendment No. 2 to Registrant's Registration Statement on Form N-8B-1 filed on September 16, 1976 is incorporated herein by reference.

Item 28.      Business and Other Connections of Investment Adviser

              (a) The information required by this Item 28 with respect to each director, officer and partner of PIMC is incorporated by reference to Schedule A of Form ADV and Schedule A and D filed by PIMC with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act") (SEC File No. 801-13304).

              (b) To Registrant's knowledge, none of the directors or principal officers of PNC Bank, N.A., except those set forth below, is, or has been at any time during Registrant's past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature. Set forth below are the names and principal businesses of the directors and principal officers of PNC Bank, N.A. who are engaged in any other business, profession, vocation or employment of a substantial nature.

              (c) Set forth below are the names and principal businesses of the directors and certain executives of PNC Bank who are engaged in any other business, profession, vocation or employment of a substantial nature.

                         PNC BANK, NATIONAL ASSOCIATION

                                    DIRECTORS


POSITION WITH                                                                     TYPE
PNC BANK               NAME                 OTHER BUSINESS CONNECTIONS            OF BUSINESS
--------               ----                 --------------------------            -----------
Director          B.R. Brown                President and C.E.O. of               Coal
                                            Consol Inc.
                                            Consol Plaza
                                            Pittsburgh, PA  15241

Director          Constance E. Clayton      Associate Dean, School of Public      Medical
                                            Health & Professor of Pediatrics
                                            Medical College of PA,
                                            Hahnemann University
                                            430 E. Sedgwick Street
                                            Philadelphia, PA  19119

Director          Eberhard Faber IV         Chairman and C.E.O.                   Manufacturing
                                            E.F.L., Inc.
                                            450 Hedge Road
                                            P.O. Box 49
                                            Bear Creek, PA  18602

Director          Dr. Stuart Heydt          President and C.E.O.                  Medical
                                            Geisinger Foundation
                                            100 N. Academy Avenue
                                            Danville, PA  17822

Director          Edward P. Junker, III     Vice Chairman                         Banking
                                            PNC Bank, N.A.
                                            Ninth and State Streets
                                            Erie, PA  16553

Director          Thomas A. McConomy        President, C.E.O. and                 Manufacturing
                                            Chairman, Calgon Carbon
                                            Corporation
                                            413 Woodland Road
                                            Sewickley, PA  15143

Director          Thomas H. O'Brien         Chairman                              Banking
                                            PNC Bank, National Association
                                            One PNC Plaza, 30th Floor
                                            Pittsburgh, PA  15265



POSITION WITH                                                                     TYPE
PNC BANK               NAME                 OTHER BUSINESS CONNECTIONS            OF BUSINESS
--------               ----                 --------------------------            -----------

Director          Dr. J. Dennis O'Connor    Provost, The Smithsonian              Education
                                            Institution
                                            1000 Jefferson Drive, S.W.
                                            Room 230, MRC 009
                                            Washington, D.C.  20560

Director          Rocco A. Ortenzio         Chairman and C.E.O.                   Medical
                                            Continental Medical Systems, Inc.
                                            P.O. Box 715
                                            Mechanicsburg, PA  17055

Director          Jane G. Pepper            President                             Horticulture
                                            Pennsylvania Horticultural Society
                                            325 Walnut Street
                                            Philadelphia, PA  19106

Director          Robert C. Robb, Jr.       President, Lewis, Eckert, Robb        Financial and
                                            & Company                             Management
                                            425 One Plymouth Meeting              Consultants
                                            Plymouth Meeting, PA  19462

Director          James E. Rohr             President and C.E.O.                  Bank Holding
                                            PNC Bank, National Association        Company
                                            One PNC Plaza, 30th Floor
                                            Pittsburgh, PA  15265

Director          Daniel M. Rooney          President, Pittsburgh Steelers        Football
                                            Football Club of the National
                                            Football League
                                            300 Stadium Circle
                                            Pittsburgh, PA  15212

Director          Seth E. Schofield         Chairman, President and C.E.O.        Airline
                                            USAir Group, Inc. and USAir,
                                            Inc.
                                            2345 Crystal Drive
                                            Arlington, VA  22227



                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS




John E. Alden                       Senior Vice President

James C. Altman                     Senior Vice President




Lila M. Bachelier                   Senior Vice President

R. Perrin Baker                     Chief Market Counsel, Northwest PA

James R. Bartholomew                Senior Vice President

Peter R. Begg                       Senior Vice President

Donald G. Berdine                   Senior Vice President


Ben Berzin, Jr.                     Senior Vice President


James H. Best                       Senior Vice President

Eva T. Blum                         Senior Vice President

Susan B. Bohn                       Senior Vice President




George Brikis                       Executive Vice President


Michael Brundage                    Senior Vice President


Anthony J. Cacciatore               Senior Vice President

Richard C. Caldwell                 Executive Vice President

Craig T. Campbell                   Senior Vice President

J. Richard Carnall                  Executive Vice President


Edward V. Caruso                    Executive Vice President


Peter K. Classen                    President & C.E.O., PNC Bank, Northeast PA

Andra D. Cochran                    Senior Vice President

Sharon Coghlan                      Coordinating Market Chief Counsel,
                                    Philadelphia


John F. Calligan                    Senior Vice President


James P. Conley                     Senior Vice President

C. David Cook                       Senior Vice President

Alfred F. Cordasco                  Supervising Counsel, Pittsburgh, PA

Robert Crouse                       Senior Vice President


Peter M. Crowley                    Senior Vice President


Keith P. Crytzer                    Senior Vice President

John J. Daggett                     Senior Vice President

Anuj Dhanda                         Senior Vice President

Victor M. DiBattista                Chief Regional Counsel

Thomas C. Dilworth                  Senior Vice President


Alfred J. DiMatters                 Senior Vice President


James Dionise                       Senior Vice President and C.F.O.

Patrick S. Doran                    Senior Vice President, Head of Consumer
                                    Lending

Robert D. Edwards                   Senior Vice President

                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS


David J. Egan                       Senior Vice President

J. Lynn Evans                       Senior Vice President & Controller

William E. Fallon                   Senior Vice President

James M. Ferguson, III              Senior Vice President

Frederick C. Frank, III             Executive Vice President

William J. Friel                    Executive Vice President

John F. Fulgoney                    Coordinating Market Chief Counsel, Northeast
                                    PA

Brian K. Garlock                    Senior Vice President

George D. Gonczar                   Senior Vice President

Richard C. Grace                    Senior Vice President

James S. Graham                     Senior Vice President

Michael J. Hannon                   Senior Vice President

Stephen G. Hardy                    Senior Vice President

Michael J. Harrington               Senior Vice President

Marva H. Harris                     Senior Vice President

Maurice H. Hartigan, II             Executive Vice President


G. Thomas Hewes                     Senior Vice President


Sylvan M. Holzer                    Executive Vice President


Bruce C. Iacobucci                  Senior Vice President


John M. Infield                     Senior Vice President




Philip C. Jackson                   Senior Vice President

William J. Johns                    Controller

William R. Johnson                  Audit Director

Edward P. Junker, III               Vice Chairman

Robert D. Kane                      Senior Vice President

Michael D. Kelsey                   Chief Compliance Counsel


Jack Kelly                          Senior Vice President



Geoffrey R. Kimmel                  Senior Vice President


Randall C. King                     Senior Vice President




Christopher M. Knoll                Senior Vice President

Richard C. Krauss                   Senior Vice President

Frank R. Krepp                      Senior Vice President & Chief Credit Policy
                                    Officer

Kenneth P. Leckey                   Senior Vice President & Cashier

Marilyn R. Levins                   Senior Vice President

Carl J. Lisman                      Executive Vice President

                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS





George Lula                         Senior Vice President

Jane E. Madio                       Senior Vice President

Nicholas M. Marsini, Jr.            Senior Vice President


John A. Martin                      Senior Vice President


David O. Matthews                   Senior Vice President

Walter B. McClellan                 Senior Vice President


James F. McGowan                    Senior Vice President



Charlotte B. McLaughlin             Senior Vice President


James C. Mendelson                  Senior Vice President

Scott C. Meves                      Senior Vice President


Ralph S. Michael, III               Executive Vice President


J. William Mills                    Senior Vice President

Barbara A. Misner                   Senior Vice President

Marlene D. Mosco                    Senior Vice President

Scott Moss                          Senior Vice President

Peter F. Moylan                     Senior Vice President

Michael B. Nelson                   Executive Vice President

Thomas J. Nist                      Senior Vice President

Thomas H. O'Brien                   Chairman

James F. O'Day                      Senior Vice President

Cynthia G. Osofsky                  Senior Vice President


Thomas E. Paisley, III              Senior Vice President



Barbara Z. Parker                   Executive Vice President


George R. Partridge                 Senior Vice President


Daniel J. Panlick                   Senior Vice President


David M. Payne                      Senior Vice President

Charles C. Pearson, Jr.             President and CEO, PNC Bank, Central PA




Edward V. Randall, Jr.              President and CEO, PNC Bank, Pittsburgh

Richard C. Rhoades                  Senior Vice President


Arthur F. Rodman, III               Senior Vice President


Bryan W. Ridley                     Senior Vice President

James E. Rohr                       President and Chief Executive Officer

Gary Royer                          Senior Vice President


Robert T. Saltarelli                Senior Vice President



Robert V. Sammartino                Senior Vice President


William Sayre, Jr.                  Senior Vice President


Alfred J. Schiaretti                Senior Vice President


David W. Schoffstall                Executive Vice President

Timothy G. Shack                    Senior Vice President

Douglas E. Shaffer                  Senior Vice President

Alfred A. Silva                     Senior Vice President

George R. Simon                     Senior Vice President

Richard L. Smoot                    President and CEO of PNC Bank, Philadelphia

                         PNC BANK, NATIONAL ASSOCIATION
                                    OFFICERS



Seymour Schwartzberg                Senior Vice President


Timothy N. Smyth                    Senior Vice President

Kenneth S. Spatz                    Senior Vice President

Darcel H. Steber                    Senior Vice President





Robert L. Tassome                   Senior Vice President and Secretary


Jane B. Tompkins                    Senior Vice President

Robert B. Trempe                    Senior Vice President

Kevin M. Tucker                     Senior Vice President

Alan P. Vail                        Senior Vice President


Frank T. VanGrofski                 Executive Vice President



Ronald H. Vicari                    Senior Vice President



William A. Wagner                   Senior Vice President



Patrick M. Wallace                  Senior Vice President





Annette M. Ward-Kredel              Senior Vice President


Robert S. Wrath                     Senior Vice President


Arlene M. Yocum                     Senior Vice President

Carole Yon                          Senior Vice President


George L. Ziminski, Jr.             Senior Vice President



Item 29. PRINCIPAL UNDERWRITERS


         Inapplicable.


Item 30. LOCATION OF ACCOUNTS AND RECORDS


         Books or other documents required to be maintained by Section
31(a) of the Investment Company Act of 1940 and the Rules (17 CFR 270.31a-1 to 31a-3) promulgated thereunder, are maintained by PIMC at 400 Bellevue Parkway, Suite 100, Wilmington, Delaware 19809 except for the Certificate and Agreement of Limited Partnership and Code of Regulations which are maintained by the Secretary of the Registrant at Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496.


Item 31. MANAGEMENT SERVICES


         None.

                                   SIGNATURE


              Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 20 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and State of Delaware, on the 30th day of April, 1997.



                                           CHESTNUT STREET EXCHANGE FUND

                                           By /s/ Edward J. Roach
                                              --------------------------
                                                  Edward J. Roach
                                                  Treasurer

                                 EXHIBIT INDEX



Exhibit       Number      Description
-------       ------      -----------
              (11)        Consent of Independent Accountants.

              (27)        Financial Data Schedule of the Registrant.
